STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 11, 2008

Job Number: C20080111-0488
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080022413-32	Certificate of Correction	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By
Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080022413-32
	Filing Date and Time 01/11/2008 8:00 AM
	Entity Number E0623972007-9

Certificate of Correction
(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

DISCOVERY TECHNOLOGIES, INC.

2. Description of the original document for which correction is being made:

CERTIFICATE OF CHANGE filed pursuant to NRS 78.209 for Nevada Profit Corporations

3. Filing date of the original document for which correction is being made: DECEMBER 10, 2007.

4. Description of the inaccuracy or defect.

An incorrect reverse split ratio was used to calculate the resulting authorized and issued shares. Therefore the numbers of shares listed in the certificate do not accurately reflect the board resolution authorizing such reverse split. The correct ratio is 6.771 for 1, rather than the 6.76 for 1 ratio used to calculate the numbers in this certificate.

5. Correction of the inaccuracy or defect.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 115,197,165 common shares $0.001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 307,627 common shares $0.001 par value.

6. Signature:

Authorized Signature	Title *	Date
[signature]	CEO	1/10/2008

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.